                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    INFORMATION MANAGEMENT ASSOCIATES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                    INFORMATION MANAGEMENT ASSOCIATES, INC.

                                                                 April 28, 1999

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of the Company which will be held at 10:00 a.m., May 25, 1999 at the Marriott Courtyard, 136 Marsh Hill Road, Orange, Connecticut.

  The formal Notice of the Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

  Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy at your earliest convenience. If you later attend the meeting and wish to vote in person, you may withdraw your proxy and so vote at that time.

  I look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                  (SIGNATURE OF GARY R. MARTINO APPEARS HERE)
                                          Gary R. Martino
                                          Chairman of the Board

                    INFORMATION MANAGEMENT ASSOCIATES, INC.
                        One Corporate Drive, Suite 400
                          Shelton, Connecticut 06484
                                (203) 925-6800

                               ----------------

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                 MAY 25, 1999

                               ----------------

TO THE SHAREHOLDERS OF
INFORMATION MANAGEMENT ASSOCIATES, INC:

  Notice is hereby given that the Annual Meeting of Shareholders of Information Management Associates, Inc. (the "Company") will be held at the Marriott Courtyard, 136 Marsh Hill Road, Orange, Connecticut, on May 25, 1999 at 10:00 a.m. local time, for the following purposes:

  1. To elect Albert R. Subbloie, Jr. to the Board of Directors, to serve a three-year term;

  2. To approve the 1999 Employee and Consultant Stock Option Plan; and

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The accompanying Proxy Statement contains further information with respect to these matters.

  The Board of Directors has fixed April 6, 1999 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on April 6, 1998 are entitled to notice of and to vote at the Annual Meeting.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                [SIGNATURE OF MICHAEL P. MCGROARTY APPEARS HERE]

                                          Michael P. McGroarty
                                          Vice President and General Counsel,
                                           Secretary

April 28, 1998

                    INFORMATION MANAGEMENT ASSOCIATES, INC.
                        One Corporate Drive, Suite 400
                          Shelton, Connecticut 06484
                                (203) 925-6800

                               ----------------

                                PROXY STATEMENT

               For Annual Meeting of Shareholders, May 25, 1999

                               ----------------

  The enclosed proxy is solicited by the Board of Directors (the "Board" or "Board of Directors") of Information Management Associates, Inc., a Connecticut corporation (the "Company"), One Corporate Drive, Suite 400, Shelton, Connecticut 06484, to be voted at the Annual Meeting of Shareholders to be held on May 25, 1999, at 10:00 a.m. local time at the Marriott Courtyard, 136 Marsh Hill Road, Orange, Connecticut, or any adjournments thereof (the "Annual Meeting"). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding common stock will be necessary to constitute a quorum.

  The Board of Directors does not know of any business to be brought before the Annual Meeting, other than as indicated in the notice, but it is intended that, as to any other such business, votes may be cast pursuant to the proxies in accordance with the judgment of the persons acting thereunder.

  Shares of the Company's common stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted FOR the election of the nominee for director named in this Proxy Statement and FOR the other proposals discussed herein.

  Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon (i) receipt by the Secretary of the Company of written notice of such revocation; (ii) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (iii) appearance by the shareholder at the meeting and his request for the return of his proxy.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting and the number of shareholders present in person or by proxy will determine whether a quorum is present. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

  Only shareholders of record at the close of business on April 6, 1999 are entitled to notice of and to vote at the Annual Meeting. As of April 6, 1999 there were 9,698,106 shares of common stock outstanding, each of which is entitled to one vote. This proxy statement and the attached form of proxy are first being sent or given to shareholders on or about April 28, 1999.

                    OWNERSHIP OF COMMON STOCK BY DIRECTORS,
               EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 10, 1999 (i) by each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director of the Company,
(iii) by each of the named executive officers and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, each person or entity listed below maintains a mailing address c/o Information Management Associates, Inc., One Corporate Drive, Suite 400, Shelton, Connecticut 06484, and has sole voting and investment power over the shares of common stock shown as beneficially owned, except to the extent authority is shared by spouses under applicable law.

                                                            Shares
                                                     Beneficially Owned(1)
                                                     -------------------------
Directors, Executive Officers and Five Percent
Shareholders                                           Number       Percent
----------------------------------------------       ------------- -----------
Wand Group(2).......................................     2,918,166      30.2%
  630 Fifth Avenue, Suite 2435
  New York, NY 10111
Albert R. Subbloie, Jr.(3)..........................       670,163       6.9
Gary R. Martino(4)..................................       667,913       6.9
Andrei Poludnewycz(5)...............................       461,702       4.8
Paul G. Frederick (6)...............................        45,281         *
Kian Saneii.........................................           --        --
Paul J. Schmidt(7)..................................       158,383       1.6
David J. Callard(8).................................        62,750         *
  c/o Wand Partners (S.C.) Inc.
  630 Fifth Avenue, Suite 2435
  New York, NY 10111
Thomas F. Hill(9)...................................        66,799         *
Donald P. Miller(10)................................        18,375         *
Bank One Corporation................................       554,122       5.8
  One First National Plaza
  Chicago, IL 60670
Kopp Investment Advisors, Inc. (11).................       727,300       7.5
  7701 France Avenue South, Suite 500
  Edina, MN 55435
Directors and Executive Officers as a Group (13
 persons)(12).......................................     2,199,724      22.7

--------
  * Less than 1%
 (1) The number of shares beneficially owned by each shareholder is determined under rules promulgated by the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes any shares as to which an individual or entity has sole or shared voting power or investment power and also any shares which an individual or entity has the right to acquire within 60 days after March 10, 1999 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
(2) Includes (i) 2,222,430 shares held by Wand/IMA Investments, L.P. ("Wand-I"); (ii) 168,522 shares held by Wand/IMA Investments II L.P. ("Wand-II"); (iii) 466,076 shares held by Wand/IMA Investments III L.P. ("Wand-III"); (iv) 34,703 shares held by Wand Partners (S.C.) Inc. ("WPI"); and
    (v) 26,435 shares held by Bruce W. Schnitzer (which amount includes 5,100 shares held directly by Mr. Schnitzer's children or held directly in trusts for the benefit of his children). Mr. Schnitzer is the majority shareholder and a director of WPI and Wand (IMA) Inc. and owns limited partnership interests in Wand-I and Wand-III. WPI is a general partner of Wand-I and Wand-II, and Wand (IMA) Inc. is a general partner of Wand-II and Wand-III. Mr. Schnitzer may be deemed to beneficially own all shares held by such entities.

 (3) Includes 184,724 shares issuable pursuant to stock options which are exercisable within 60 days.
 (4) Includes 184,724 shares issuable pursuant to stock options which are exercisable within 60 days.
 (5) Includes 87,518 shares issuable pursuant to stock options which are exercisable within 60 days. Effective January 19, 1999, Andrei Poludnewycz resigned his positions as a director and executive officer of the Company.
 (6) Includes 45,000 shares issuable pursuant to stock options which are exercisable within 60 days.
 (7) Includes 29,673 shares issuable pursuant to stock options which are exercisable within 60 days.
 (8) Includes 20,875 shares issuable pursuant to stock options which are exercisable within 60 days. Mr. Callard is a minority shareholder and a director of WPI and Wand (IMA) Inc. WPI is a general partner of Wand-I and Wand-II, and Wand (IMA) Inc. is a general partner of Wand-II and Wand-III. Mr. Callard owns limited partnership interests in Wand-I and Wand-III. Mr. Callard disclaims beneficial ownership of any shares of Common Stock except for those held by him directly.
 (9) Includes 20,875 shares issuable pursuant to stock options which are exercisable within 60 days.
(10) Includes 18,375 shares issuable pursuant to stock options which are exercisable within 60 days.
(11) Kopp Investment Advisors, Inc. is an investment adviser registered under the Investment Advisers Act of 1940. It is wholly-owned by Kopp Holding Company, which is wholly-owned by LeRoy C. Kopp.
(12) Includes options to purchase an aggregate of 639,014 shares held by directors and executive officers which are exercisable within 60 days.

                       PROPOSAL 1. ELECTION OF DIRECTORS

 THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION AS
                     DIRECTOR OF THE NOMINEE LISTED BELOW.

Number of and Nominees For Directors

  The Company's Board of Directors is divided into three classes, with terms expiring at the annual meeting of shareholders in successive years. At this, and subsequent Annual Meetings, all directors standing for election will be elected for three-year terms, with one class of directors being elected at each annual meeting of shareholders. The initial Board of Directors was elected pursuant to action of the Company's shareholders on April 2, 1997. The Class II directors' terms expire at the 1999 Annual Meeting. One of the Class II directors, Andrei Poludnewycz, resigned from the Board of Directors effective as of January 19, 1999. At the 1999 Annual Meeting, one Class II director of the Company is to be elected for a term expiring at the Annual Meeting in 2002, or until his successor is elected and qualified.

  The Company's Board of Directors has nominated Albert R. Subbloie, Jr. to serve as a director for a term expiring at the Annual Meeting in 2002. Albert
R. Subbloie, Jr. currently is a member of the Board.

  The persons named in the accompanying proxy will vote FOR the election of the nominee described herein, unless authority to vote is withheld. The Board of Directors has been informed that the nominee is willing to serve as a director; however, if the nominee should decline or become unable to serve as a director for any reason, the proxy may be voted for such other person as the proxies shall, in their discretion, determine.

  The following table sets forth certain information as of April 6, 1999, concerning the nominee for election as director of the Company and as to the other directors whose terms of office will continue after the Annual Meeting. There are no family relationships between any directors and executive officers.

 Name                                             Age  Position with Company
 ----                                             ---  ---------------------
 Nominees for Election as Directors
 Whose Terms Expire in 1999 (Class II)
                                                       President and Chief
 Albert R. Subbloie, Jr..........................  38  Executive Officer
 Directors Whose Terms Expire in 2001 (Class I)
                                                       Vice President--
 Paul J. Schmidt.................................  39  Application Development
 Donald P. Miller(1).............................  67  Director
 Thomas F. Hill(2)...............................  53  Director
 Directors Whose Terms Expire in 2000 (Class III)
 David J. Callard(1, 2)..........................  60  Director
                                                       Chairman of the Board,
 Gary R. Martino.................................  38  Chief Financial Officer

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee

 Class I Directors:

  Mr. Schmidt has served as an officer and Director of the Company since its incorporation in 1990. From 1990 to 1994, he served as Vice President--Client Services. From 1995 to 1997, he served as Vice President--Applied Technologies and since 1997 he has served as Vice President--Application Development. From 1985 to 1990, Mr. Schmidt was employed as a Vice President at the Company's predecessor, Information Management Associates (the "Partnership") and specialized in client services. From 1982 to 1985, Mr. Schmidt worked for Andersen Consulting and specialized in financial, distribution and manufacturing consulting.

  Mr. Hill has served as a Director of the Company since March 1991. He has served as a director of WPI from 1990 until March 1997 and his present principal occupation is as President of Thomas F. Hill, Inc., a management consulting company. Since 1994, he has also served as a director of Nestor, Inc., a company which develops neural network pattern recognition technology.

  Mr. Miller has served as a Director of the Company since March 1991. From 1970 to 1986 Mr. Miller was President and Chief Executive Officer of Posi-Seal International, Inc., a manufacturer of industrial valves. He is presently retired. Mr. Miller has served as a director of the following companies since the dates indicated: Raytech Corp., a manufacturing holding company, since 1986; and Saab Financial Receivable Corp., an automotive finance company and wholly-owned subsidiary of Saab-Scania Corp., since 1991.

 Class II Directors:

  Mr. Subbloie has been the President, Chief Executive Officer and a Director of the Company since its incorporation in 1990. Prior to incorporation of the Company, Mr. Subbloie was a founding partner of the Partnership with Messrs. Martino and Poludnewycz, which engaged in the business of consulting and development of computer software. From 1982 to 1984, Mr. Subbloie was employed with the consulting division of Arthur Andersen & Co., a professional accounting firm ("Arthur Andersen"), and specialized in distribution and manufacturing consulting.

 Class III Directors:

  Mr. Martino has been a Director and officer of the Company since its incorporation in 1990. In his capacity as a director, he has served as the Chairman of the Board of Directors since the Company's incorporation in 1990. In his capacity as an officer, he has served as Treasurer, Chief Financial Officer and Assistant Secretary. Prior to incorporation of the Company, Mr. Martino was also a founder of the Partnership with Messrs. Subbloie and Poludnewycz. From 1982 to 1984, Mr. Martino was employed with the consulting division of Arthur Andersen and specialized in financial application consulting.

  Mr. Callard has served as a Director of the Company since March 1992. He has served as President of Wand Partners (S.C.) Inc. (formerly Wand Partners Inc.) ("WPI") since 1991. WPI and its affiliates are principally engaged in the business of direct private equity investments. Prior to joining WPI, Mr. Callard was a Managing Director in mergers and acquisitions with the investment banking firm of Alex. Brown & Sons Incorporated. Mr. Callard has also served as a director since 1992 of Chartwell Re Corp., a property and casualty reinsurer, and as a director since 1995 of Panarama Trust, an investment trust sponsoring registered mutual funds.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the fiscal year ended December 31, 1998 the Board of Directors met 10 times and acted by unanimous written consent on 6 occasions. During 1998, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which he served.

  To assist in the discharge of its responsibilities, the Board of Directors of the Company has established two standing committees, an Audit Committee and a Compensation Committee. The Board of Directors has no standing nominating committee.

  The Audit Committee, in conjunction with the entire Board of Directors, is responsible for recommending the auditors for the Company and consults with and reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee consists of David J. Callard and Donald P. Miller. The Audit Committee met three times during 1998.

  The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for executive officers and employees of and consultants to the Company. The Compensation Committee consists of David J. Callard and Thomas F. Hill. The Compensation Committee met once during 1998.

                            EXECUTIVE COMPENSATION

Compensation Summary

  The following tables set forth information with respect to the Chief Executive Officer ("CEO"), Albert R. Subbloie, Jr., and each of the four most highly compensated executive officers:

                          SUMMARY COMPENSATION TABLE

                           Annual Compensation         Long-Term Compensation(1)
                         ----------------------- --------------------------------------
Name and Principal                               Securities Underlying  All Other
Position                 Year Salary($) Bonus($)    Options/SARs(2)    Compensation
------------------       ---- --------- -------- --------------------- ------------
Albert R. Subbloie,
 Jr..................... 1998  225,000   45,000          10,000            3,913(3)
President and Chief
 Executive Officer       1997  225,000   18,750          39,375            2,975(4)
                         1996  225,000   18,750         123,750           25,104(5)
Gary R. Martino......... 1998  225,000   45,000          10,000            1,850(3)
Chairman of the Board,
 Chief Financial         1997  225,000   18,750          39,375            1,850(4)
 Officer, Treasurer and
  Assistant Secretary    1996  225,000   18,750         123,750           22,399(5)
Kian Saneii............. 1998  160,000   72,500           5,000            1,103(3)
Senior Vice President--
 Worldwide Marketing     1997   71,846   10,000          30,000               95(4)
                         1996      --       --              --               --
Paul G. Frederick....... 1998  179,375   25,334           5,000            2,044(3)
Senior Vice President--
 Professional Services   1997  179,375   56,379           5,000            1,931(4)
                         1996  179,375   19,047             --               899(5)
Andrei Poludnewycz...... 1998  194,708      --            5,000              689(3)
Executive Vice
 President--Technology   1997  174,600      --           22,500              689(4)
 Secretary               1996  174,600      --           22,500           11,569(5)

--------
(1) The Company did not make any restricted stock awards or long-term incentive plan payments in the fiscal year ended December 31, 1998.
(2) The Company did not grant any stock appreciation rights ("SARs") in the fiscal year ended December 31, 1998.
(3) For 1998, amount includes in the case of Mr. Subbloie, $1,850 for Company paid term life insurance premiums and $2,063 in matching contributions made by the Company under the 401(k) plan; in the case of Mr. Martino, $1,850 for Company paid term life insurance premiums; in the case of Mr. Saneii, $170 for Company paid term life insurance premium, and $933 in matching contributions made by the Company under the 401(k) plan; in the case of Mr. Frederick, $170 for Company paid term life insurance premiums, $1,794 in matching contributions made by the Company under the 401(k) plan, and a $80 contribution made by the Company under the employee stock purchase plan; and in the case of Mr. Poludnewycz, $689 for Company paid term life insurance premiums.
(4) For 1997, amount includes in the case of Mr. Subbloie, $1,850 for Company paid term life insurance premiums and $1,125 in matching contributions made by the Company under the 401(k) plan; in the case of Mr. Martino, $1,850 for Company paid term life insurance premiums; and in the case of Mr. Saneii, $95 for Company paid term life insurance premiums; in the case of Mr. Frederick, $191 for Company paid term life insurance premiums, $1,345 in matching contributions made by the Company under the 401(k) plan, and a $395 contribution made by the Company under the employee stock purchase plan; and in the case of Mr. Poludnewycz, $689 for Company paid term life insurance premiums.
(5) For 1996, amount includes in the case of Mr. Subbloie, $3,524 for Company paid term life insurance premiums and the benefit derived from the interest-free loan made by the Company in the amount of $21,580; in the case of Mr. Martino, $2,464 for Company paid term life insurance premiums and the benefit derived from the interest-free loan made by the Company in the amount of $19,935; in the case of Mr. Frederick, $232 for Company paid term life insurance premiums and $667 in matching contributions made by the Company under the 401(k) plan; and in the case of Mr. Poludnewycz, $2,562 for Company paid term life insurance premiums and the benefit derived from the interest-free loan made by the Company in the amount of $9007. As to Messrs. Subbloie, Martino and Poludnewycz the benefit derived from the interest free loans was calculated by taking the December 31, 1996 prime rate of 8.25% and applying it to the January 1, 1996 through December 31, 1996 month-end balances.

Stock Options and Stock Appreciation Rights

  The following table sets forth grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 1998. No SARs were granted during the fiscal year ended December 31, 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR








                                       Individual                          Potential Realizable
                                       Grants (1)                            Value at Assumed
                                       % of Total                            Annual Rates of
                          Number of   Options/SARs                             Stock Price
                          Securities   Granted to  Exercise                  Appreciation for
                          Underlying  Employees In or Base                    Option Term(2)
                         Options/SARs    Fiscal      Price    Expiration   --------------------
Name                      Granted(#)     Year(3)    ($/sh)       Date        5%($)     10%($)
----                     ------------ ------------ --------   ----------   --------- ----------
Albert R. Subbloie,
 Jr.....................    10,000        2.67%     $10.00     06/19/06(4)    49,158    122,469
Gary R. Martino.........    10,000        2.67%     $10.00     06/19/06(4)    49,158    122,469
Kian Saneii.............     5,000        1.34%     $ 5.75(6)  12/19/04(5)    10,052     23,617
Paul G. Frederick.......     5,000        1.34%     $ 5.75(6)  12/19/04(5)    10,052     23,617
Andrei Poludnewycz......     5,000        1.34%     $10.00     06/19/06(7)    24,579     61,234

--------
(1) All options set forth in this table were granted at fair market value on the date of the grant as determined in accordance with the terms of the applicable stock option plan.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(3) Based on options to purchase an aggregate of 374,475 shares of Common Stock granted to all employees of the Company in fiscal 1998.
(4) The dates of exercisability for the options are as follows: (i) 25% on June 19, 1999; (ii) 25% on June 19, 2000; (iii) 25% on June 19, 2001; and
    (iv) 25% on June 19, 2002.
(5) The dates of exercisability are as follows: (i) 25% on December 19, 1999;
    (ii) 25% on December 19, 2000; (iii) 25% on December 19, 2001; and (iv) 25% on December 19, 2002.
(6) The 5,000 options each granted to Mr. Frederick and Mr. Saneii on June 19, 1998 were originally with an exercise price of $10.00 per share. On December 14, 1998, the Board of Directors repriced existing options for employees (excluding certain executive officers and members of the Board of Directors).
(7) The options are fully exercisable.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

  The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers as of December 31, 1998.

                                               Number of securities  Value of unexercised
                                              underlying unexercised     in-the-money
                           Shares                options/SARs at       options/SARs at
                         acquired on  Value      fiscal year end     fiscal year end (1)
                          exercise   Realized    (#) Exercisable/      ($) Exercisable/
Name                         (#)       ($)        unexercisable         unexercisable
----                     ----------- -------- ---------------------- --------------------
Albert R. Subbloie,
 Jr.....................     --        --         174,881/73,281            140,694/0
Gary R. Martino.........     --        --         174,881/73,281            140,694/0
Kian Saneii.............     --        --               0/35,000              0/4,375
Paul G. Frederick.......     --        --          45,000/21,250         44,375/2,656
Andrei Poludnewycz......     --        --          54,393/33,125             70,346/0

--------
(1) Calculated on the basis of the difference between the closing price of the underlying securities on December 31, 1998 and the exercise price of the option.

                        TEN-YEAR OPTION/SAR REPRICINGS

                                                                                               Length of
                                      Securities                                                original
                                      underlying                    Exercise                     option
                                      number of   Market price of price at time              term remaining
                                     options/SARs  stock at time       of                      at date of
                                     repriced or  of repricing or  repriced or  New exercise  repricing or
 Name                       Date       amended     amendment ($)  amendment ($)  price ($)     amendment
 ----                       ----     ------------ --------------- ------------- ------------ --------------
Kian Saneii............. 12/14/98(4)    30,000         5.75           13.00         5.75        8.5 years
 Senior Vice President--
 Worldwide Marketing     12/14/98(1)     5,000         5.75           10.00         5.75        7.5 years
Paul G. Frederick....... 12/14/98(1)     5,000         5.75           10.00         5.75        7.5 years
 Senior Vice President-- 12/14/98(2)     5,000         5.75           11.75         5.75       8.25 years
 Professional Services   12/14/98(3)    11,250         5.75            6.22         5.75        7.0 years

--------
(1) Repricing of an option originally granted on June 19, 1998.
(2) Repricing of an option originally granted on September 19, 1997.
(3) Repricing of an option originally granted on December 1, 1995.
(4) Repricing of an option originally granted on July 29, 1997.

Change in Control

  In the event of a change in control of the Company, then notwithstanding anything to the contrary contained in the 1998 or 1999 Employee and Consultant Stock Option Plan (collectively, the "Plans") or in any stock option agreement, upon the occurrence of a change of control, all then outstanding stock options issued pursuant to those Plans shall automatically become fully and immediately vested and exercisable. The Plans define a change of control as a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act"), whether or not the Company is subject to the Exchange Act at such time. Specifically, and without limiting the generality of the foregoing, a "Change of Control" includes:

  . any consolidation, reorganization or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Stock would be converted into cash, securities or other property, other than a merger of the Company in which holders of the Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

  . any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company


  . the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company


  . any person shall become the beneficial owner of thirty percent (30%) or more of the outstanding Stock (other than pursuant to a plan or arrangement entered into by such person and the Company) and such person discloses its intent to effect a change of the control or ownership of the Company in any filing with the Securities and Exchange Commission


  . within any twenty-four (24) month period beginning on or after May 25, 1999, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death, disability or retirement) to constitute at least a majority of the Board or the board of directors of any successor to the Company.

The foregoing definition is a summary of the definition of change of control provided in the Plans and is qualified in its entirety by reference to the Plans.

Separation Agreement

  The Company entered into a separation agreement effective as of December 31, 1999 with Andrei Poludnewycz, pursuant to which Mr. Poludnewycz resigned his positions as director and executive vice president of the Company effective January 19, 1999. Under the terms of the separation agreement, the Company agreed to (i) pay to Mr. Poludnewycz an aggregate of $109,000 in cash, (ii) pay the lease payments on an automobile leased by Mr. Poludnewycz through January 2000, (iii) provide certain medical insurance at the Company's expense through December 1999, (iv) pay an amount in cash for accrued vacation, (v) accelerate the vesting of Mr. Poludnewycz's stock options such that all 87,518 of his stock options become vested and fully exercisable and (vi) pay certain other expenses on behalf of Mr. Poludnewycz. Mr. Poludnewycz agreed to continue to work part time for the Company on an as requested basis at an hourly rate of $250 through December 31, 1999.

                            DIRECTORS' COMPENSATION

During 1998, the Company paid each member of the Board of Directors who is not employed by the Company for attending Board meetings. The Directors receive the following compensation for their services: $10,000 annual retainer, $1,000 per Board meeting and $500 per telephone conference meeting. In addition, the Directors receive $750 per committee meeting. For the fiscal year ended December 31, 1998, non-employee directors received the following compensation:
(i) Mr. Hill--($14,250); (ii) Mr. Miller--($15,250); and Mr. Callard--
($16,000).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Company was comprised of Messrs. Callard and Hill for the fiscal year ended December 31, 1998. Mr. Callard is the President and a Director of WPI and Wand (IMA) Inc. Mr. Hill is a former director of WPI.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  In 1998 the Compensation Committee was composed of Messrs. Callard and Hill. Each of these individuals is a non-employee member of the Company's Board of Directors. The Compensation Committee is responsible for setting and administering policies governing compensation of executive officers.

Compensation Policies Generally

  The goals of the Company's executive officer compensation policies are to:

  .  attract and retain highly qualified executives;

  . motivate the executives to achieve the Company's short and long-term financial and other qualitative goals;

  .  recognize individual contributions as well as overall business results; and

  . link executive officer compensation to overall Company performance by placing a significant portion of compensation at risk.

  The specific components of the Company's executive compensation program are: base salary, cash bonuses and stock options. In addition, each executive may participate in Company-wide medical benefits, a 401(k) plan under which the Company provides limited matching contributions and the Company's Employee Stock Purchase Plan under which participants are granted rights to purchase shares of the Company's Common Stock at a discount. The Compensation Committee reviews compensation surveys and other data to enable the Committee to compare the Company's executive compensation program with the programs of comparable high-technology companies.

  Each executive officer's total compensation depends upon the executive's performance against specific objectives assigned at the beginning of each year, the executive's scope of responsibilities and the compensation levels paid by comparable high-technology companies. The performance objectives are designed to achieve the goals of the Company's business plan. These objectives include both quantitative factors related to the Company's near-term financial objectives and qualitative factors such as (a) achievement of particular non-financial milestones within the executive's area of responsibility, such as product development goals or establishment of important distribution relationships, (b) demonstration of leadership and (c) successful development of Company personnel.

  The Compensation Committee approves the base salaries of all executive officers and in its discretion, awards cash bonuses and recommends stock option awards to the full Board of Directors, which approves all stock option grants. Mr. Martino and Mr. Subbloie make recommendations to the Compensation Committee with respect to the base salaries and bonuses for executive officers other than themselves.

  Base Salary. Base salary determinations are primarily based on individual performance, the executive's scope of responsibilities and the base salary levels paid by comparable high technology companies.

  Bonuses. Bonuses are based on meeting individual performance objectives, attainment of certain financial and qualitative goals and the Company's performance. The portion of the bonus based on the Company's performance is measured quarterly for executives that have a revenue quota and annually for executives that do not have a revenue quota. For 1998, executives that met or exceeded the established quarterly quotas received Company performance-based bonuses for the specific quarter in which such goals were met or exceeded. None of the Company's executives received any 1998 Company performance bonus based on Company financial results for the full year.

  Stock Options. The size of an initial option grant to an executive officer has generally been determined with reference to similar positions at comparably-sized, high-technology companies, the responsibilities and anticipated future contributions of the executive officer as well as recruitment considerations. Executive officers are eligible for subsequent option grants based on their individual responsibilities and performance.

  Stock Option Repricing. On December 14, 1998, upon the recommendation of the Compensation Committee, the Board of Directors approved the repricing of stock options held by certain of the Company's employees by amending the options to lower the exercise price to $5.75 per share, which was equal to the closing price of the Common Stock on the date of the repricing. Given the decline in the Company's stock price in the latter half of 1998, the Board of Directors believed that the stock options currently held by employees no longer provided adequate equity-based incentives for the Company's employees and that the repricing was necessary to achieve the Company's goal of providing significant equity-based compensation to its employees. The vesting schedule for all repriced options was extended six months and the expiration date for such stock options was reduced by two years. Included among those employees receiving repriced stock options were Kian Saneii, Senior Vice President-- Worldwide Marketing and Paul G. Frederick, Senior Vice President--Professional Services. No members of the Board of Directors received repriced stock options.

  In 1998, the Company accomplished a number of important goals that positioned the Company for short and long-term growth, although overall results for the year were disappointing. These accomplishments included:

  .Successful steps in the development of prototypes for buyingedge.com and ChannelEDGE products;

  . Expansion of international distribution network and 56.9% growth in international revenues;

  . Restructuring of sales and marketing organization and increase in field sales force;

  .  Establishment of relationships with key systems integration firms; and

  . Successful release of new version of EDGE with software based predictive-dialing, Year 2000 compliance and expanded features for international customers.

Chief Executive Officer Compensation

  The Compensation Committee annually reviews the performance and compensation of the chief executive officer, Mr. Albert R. Subbloie. Mr. Subbloie has served as the Company's President and Chief Executive Officer since June 1990. The compensation of Mr. Subbloie is based on the compensation policies described above for other executive officers of the Company. Although the Chief Executive Officer makes recommendations about the compensation levels, goals and performance of the executive officers other than Mr. Martino, he does not participate in discussions regarding his own compensation or performance. Mr. Subbloie's salary for 1998 was $225,000 and his bonus for 1998 was $45,000. In addition, Mr. Subbloie received an award of 10,000 stock options in 1998.

  As the Company's Chief Executive Officer, Mr. Subbloie's leadership has been a significant factor in the achievement of the Company's goals. Although the Company did not achieve its financial goals for 1998, the Company accomplished certain important goals that will benefit the Company in the future, such as the successful development of new products, including buyingedge.com and ChannelEDGE, the further expansion of the Company's international distribution network, the establishment of key relationships with new business partners and the restructuring of the Company's sales and marketing organization. Mr. Subbloie's compensation package provided for, and Mr. Subbloie received, payment of a bonus related to attainment of individual performance objectives. Mr. Subbloie's compensation package also provided for payment of a bonus related to the achievement of certain Company financial performance goals. Mr. Subbloie was not paid any bonus compensation in 1998 based on the Company's financial performance. The 1998 stock option grant to Mr. Subbloie was based on his individual performance and was for the purpose of continuing to provide Mr. Subbloie with equity based compensation, the value of which will depend on the Company's future performance.

  The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Name Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the 1998 Employee and Consultant Option Plan are exempt from the Section, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company for fiscal 1998. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

    David J. Callard
    Thomas F. Hill

    PROPOSAL 2. APPROVAL OF 1999 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1999 EMPLOYEE
                       AND CONSULTANT STOCK OPTION PLAN

  The 1999 Employee and Consultant Stock Option Plan (the "Plan"), will become effective upon approval by the Company's shareholders.

  The complete text of the Plan is set forth as Exhibit "A" hereto. The following is a summary of the material features of the Plan and is qualified in its entirety by reference to Exhibit "A."

Purpose of the Plan

  The purpose of the Plan is to provide an incentive to the employees and consultants of the Company and its affiliates to contribute materially to the long-term success of the Company and its affiliates, to increase their interest in the welfare of the Company and its affiliates and to aid in attracting and retaining employees and consultants of outstanding ability.

Effective Date and Duration

  The Plan will become effective May 25, 1999, subject to approval by the Company's shareholders and will remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all shares subject to the Plan have been purchased or acquired.

Amendments

  The Board may, at any time, alter, amend, suspend, discontinue or terminate the Plan; provided, however, that no such action may adversely affect the right of option-holders under stock options previously granted to them.

Administration of the Plan

  The Plan will be administered by the Board which shall have the authority to delegate any of its administrative responsibilities to one or more committees established thereby under the Plan.

Shares Subject to the Plan

  The Plan authorizes the grant of up to 500,000 shares of the Company's common stock. Shares underlying awards that lapse or are forfeited or awards that are not paid in shares may be reused for subsequent awards. Only the number of shares issued net of shares tendered for exercise shall be deemed issued under the Plan. Shares may be authorized but unissued shares of common stock purchased on the open market. The market value of Company common stock as of December 31, 1999 was $5.875 per share.

  If any corporate transaction occurs that causes a change in the capitalization of the Company, the Board will make such adjustments to the outstanding awards and the shares of stock that may be delivered under the Plan as it deems appropriate and equitable to prevent dilution or enlargement of rights.

Eligibility and Participation

  Individuals eligible to participate in the Plan include all officers and employees of and consultants to the Company and its affiliates, as determined by the Board, including employees and consultants who are members of the Board, but excluding directors who are not employees of or consultants to the Company or one or more of its affiliates. It is anticipated that all employees and consultants of the Company will be eligible to participate under the Plan.

Change of Control

  Upon a Change of Control, as defined in the Plan, any and all outstanding options granted under the Plan shall become fully vested and immediately exercisable.

Grants under the Plan

  The Plan permits the grant of Nonqualified Stock Options (each, an "NQSO") to employees, officers and consultants, and Incentive Stock Options (each, an "ISO") to employees and officers only, in each case by the Board. The Board will determine the terms including but not limited to the exercise price under each option granted under the Plan. No option granted under the Plan shall have a term of greater than 10 years.

Award Information

  It is not possible at this time to determine awards that will be made pursuant to the Plan.

Federal Income Tax Consequences

  The following is a brief description of the federal tax consequences related to options to be awarded under the Plan.

 1. Consequences to the Option-holder

  Grant. There are no federal income tax consequences to the option-holder solely by reason of the grant thereto of ISOs or NQSOs under the Plan.

  Exercise. The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied. However, such exercise may give rise to alternative minimum tax liability (see "Alternative Minimum Tax" below).

  Upon the exercise of a NQSO, the option-holder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Company common stock at the time of exercise over the amount paid as the exercise price. The ordinary income recognized in connection with the exercise by an option-holder of a NQSO who is an employee of the Company or an affiliate will be subject to both wage and employment tax withholding.

  The option-holder's tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a NQSO, the amount of ordinary income recognized by the option-holder upon exercise, if any.

  Qualifying Disposition. If an option-holder disposes of shares of Company common stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the option-holder pursuant to the exercise of the ISO, the option-holder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the option-holder's adjusted basis in such shares (generally the option exercise price).

  Disqualifying Disposition. If the option-holder disposes of shares of Company common stock acquired upon the exercise of an ISO (other than in certain tax-free transactions) within two years from the date on which the ISO was granted or within one year after the transfer of shares to the option-holder pursuant to the exercise of the ISO, then at the time of disposition the option-holder will generally recognize ordinary income equal to the lesser of (i) the excess of each such share's fair market value on the date of exercise over the exercise price paid by the option-holder or (ii) the option-holder's actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the option-holder). If the total amount realized on a taxable disposition (including return of capital and capital gain) exceeds the fair market value of a share of Company common stock on the date of exercise, then the option-holder will recognize capital gain in the amount of such excess. If the option-holder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the option-holder), then the loss will be a capital loss.

  Other Disposition. If an option-holder disposes of shares of Company common stock acquired upon exercise of a NQSO in a taxable transaction, the option-holder will recognize capital gain or loss in an amount equal to the difference between the option-holder's basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of Company common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of Company common stock were held for more than one year from the date such shares were transferred to the option-holder.

  Alternative Minimum Tax. Alternative minimum tax ("AMT") is payable if and to the extent it exceeds the taxpayer's regular tax liability, and any AMT paid may generally be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income; generally regular taxable income as adjusted for tax preferences and other items are treated differently under the AMT.

  For AMT purposes, the difference, if any, upon exercise of an ISO (but not a NQSO) between the exercise price for such ISO and the fair market value of a share of Company common stock on the exercise date will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares at such time for subsequent AMT purposes. However, if the option-holder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

 2. Consequences to the Company

  There are no federal income tax consequences to the Company by reason of the grant of ISOs or NQSOs or the exercise of ISOs (other than disqualifying dispositions).

  At the time the option-holder recognizes ordinary income from the exercise of a NQSO, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), subject to any applicable limitations, such as any limitations imposed by Code Section 162(m). To the extent the option-holder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of ISOs, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs in an amount equal to the amount of ordinary income is recognized by the option-holder.

  The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any option-holder by reason of the exercise of a NQSO. The Company will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income recognized by an option-holder who is an employee or an officer of the Company or an affiliate upon such option- holder's exercise of NQSOs.

 3. Other Tax Consequences

  The foregoing discussion is not a complete description of the federal income tax aspects of ISOs and NQSOs under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during its fiscal year 1998 except for Mr. Thomas Hill. On March 16, 1999, Mr. Hill, a Director of the Company, filed a Form 5 to report his end-of-year holdings in the Company. The Form 5 was required by the SEC to be filed on or before February 16, 1999. Mr. Hill was out of the country on that date and not able to complete and file his Form 5. Mr. Hill filed his Form 5 with the SEC as soon as practicable after he returned.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Arthur Andersen LLP served as the Company's independent public accountants for fiscal year 1998. The Company has not yet selected its independent auditors for 1999 because the Board of Directors has not completed the annual selection process. The appointment of auditors is a matter of determination by the Board of Directors. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting of Shareholders to respond to questions and to make a statement if he or she so desires.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies in the Nasdaq Stock Market Index and the Dow Jones Software Index for the period beginning July 30, 1997 (the date the Company's Common Stock began trading on the Nasdaq National Market) and ending December 31, 1998.

  The indices are included for comparative purposes only. They do not necessarily reflect management's opinion that such indices are appropriate measures of the relative performance of the Company's Common Stock, and they are not intended to forecast or be indicative of future performance of the Common Stock.

                          [LINE GRAPH APPEARS HERE]

*$100 INVESTED ON 7/30/97 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

                                               Period Ending
                         ---------------------------------------------------------
                         7/30/97 9/30/97 12/31/97 3/31/98 6/30/98 9/30/98 12/31/98
                         ------- ------- -------- ------- ------- ------- --------
Information Management
 Associates, Inc........   100      91      69       99      73      55      44
NASDAQ National Market
 (U.S.).................   100     106      99      116     120     108     140
Dow Jones Software......   100      95      93      122     135     130     167

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

  The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Company's 2000 Annual Meeting of Shareholders is expected to be held on or about May 26, 2000, and proxy materials in connection with that meeting are expected to be mailed on or about April 12, 2000. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy statement for its 2000 Annual Meeting of Shareholders is December 28, 1999. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2000 Annual Meeting of Shareholders but not submitted for inclusion in the Proxy Statement for such meeting unless notice of the matter is received by the Company at its principal executive office not later than March 14, 2000 and certain other conditions of the applicable SEC rules are satisfied.

                   SOLICITATION OF PROXIES AND COST THEREOF

  The solicitation of the proxies is made by the Company. The cost of solicitation of the proxies will be borne by the Company. In addition to solicitation of the proxies by use of the mails, directors, officers and other employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegraph, or other means of communication. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

  SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS), BY WRITING TO SECRETARY, INFORMATION MANAGEMENT ASSOCIATES, INC., ONE CORPORATE DRIVE, SUITE 400, SHELTON, CONNECTICUT 06484.

                                          By Order of the Board of Directors

                                [SIGNATURE OF MICHAEL P. MCGROARTY APPEARS HERE]

                                          Michael P. McGroarty
                                          Vice President and General Counsel ,
                                           Secretary

April 28, 1999

                                                                      EXHIBIT A

                    INFORMATION MANAGEMENT ASSOCIATES, INC.
                1999 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN

I. Establishment of Plan; Definitions

  1. Purpose. The purpose of the Information Management Associates, Inc. 1999 Employee and Consultant Stock Option Plan is to provide an incentive to Employees and Consultants of Information Management Associates, Inc. (the "Corporation") and its Affiliates who are in a position to contribute materially to the long-term success of the Corporation and/or its Affiliates, to increase their interest in the welfare of the Corporation and its Affiliates, and to aid in attracting and retaining Employees and Consultants of outstanding ability.

  2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

    a. "Affiliate" shall mean any parent or subsidiary of the Corporation which meets the requirements of Section 425 of the Code.

    b. "Board" shall mean the Board of Directors of the Corporation.

    c. "Cause" shall mean repeated failure to properly perform assigned duties, gross negligence, insubordination, commission of a felony, or any act injurious to the Corporation involving dishonesty or breach of any duty of confidentiality or loyalty.

    d. "Change of Control" shall mean a change of control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act"), whether or not the Corporation is subject to the Exchange Act at such time; provided, however, that without limiting the generality of the foregoing, a "Change of Control" will in any event be deemed to occur if and when (i) there shall be consummated (x) any consolidation, reorganization or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Stock would be converted into cash, securities or other property, other than a merger of the Company in which holders of the Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or
  (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (ii) the shareholders of the Corporation shall approve any plan or proposal for liquidation or dissolution of the Corporation, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, including any "group" (as defined in Section 13(d)(3) of the Exchange Act) (other than the Grantee or any group controlled by the Grantee)) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the outstanding Stock (other than pursuant to a plan or arrangement entered into by such person and the Corporation) and such person discloses its intent to effect a change of the control or ownership of the Company in any filing with the Securities and Exchange Commission, or (iv) within any twenty-four (24) month period beginning on or after May 25, 1999, the persons who were directors of the Corporation immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death, disability or retirement) to constitute at least a majority of the Board or the board of directors of any successor to the Corporation, provided that, any director who was not a director as of May 25, 1999 shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this definition unless such election, recommendation or approval was the result of any actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision.

    e. "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

    f. "Consultant" shall mean any consultant of the Corporation or any of its Affiliates.

    g. "Corporation" shall mean Information Management Associates, Inc., a Connecticut corporation.

    h. "Disability" shall mean a medically determinable physical or mental condition which causes an Employee to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long, continued and indefinite duration.

    i. "Employee" shall mean any employee, including officers, of the Corporation or any of its Affiliates, as determined under the Code and the Treasury Regulations thereunder.

    j. "Fair Market Value" shall mean on any date, (i) if the Stock is not listed on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), the fair market value of the Stock on that date as determined by the Board, or (ii) if the Stock is listed on a national securities exchange or is quoted on Nasdaq, the closing price reported on the composite tape for issues listed on such exchange on such date, or the closing price or the average of the closing dealer "bid" and "asked" prices of the Stock on the date of grant as quoted by Nasdaq, or if no trades shall have been reported for such date, on the next preceding date on which there were trades reported; provided that if no quotations shall have been made within the 10 business days preceding such date, the Fair Market Value shall be determined by the Board as provided in clause (i) above.

    k. "Grantee" shall mean an Employee or Consultant granted a Stock Option under this Plan.

    l. "Incentive Stock Option" shall mean an option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

    m. "Non-Qualified Stock Option" shall mean an option granted pursuant to the Non-Qualified Stock Option provisions as set forth in Part III of this Plan.

    n. "Option Period" shall mean the term of the Stock Option as fixed by the Board.

    o. "Plan" shall mean the Information Management Associates, Inc. 1999 Employee and Consultant Stock Option Plan as set forth herein and as amended from time to time.

    p. "Stock" shall mean authorized but unissued shares of the Common Stock of the Corporation, no par value, or reacquired shares of the Corporation's Common Stock.

    q. "Stock Option" shall mean an option, which shall include Non-Qualified Stock Options and Incentive Stock Options, granted pursuant to the Plan to purchase shares of Stock.

    r. "Stock Option Agreement" shall mean the written instrument evidencing the grant of one or more Stock Options under the Plan and which contains the terms and conditions applicable to such grant.

    s. "Ten Percent Shareholder" shall mean an Employee who at the time a Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all stock of the Corporation or of its Affiliates.

  3. Shares of Stock Subject to the Plan. There are hereby reserved for issuance under the Plan 500,000 shares of Stock. Subject to the provisions of Paragraph 1 of Part IV, the Stock which may be issued pursuant to Stock Options authorized to be granted under the Plan and the Stock which is subject to outstanding but unexercised Stock Options under the Plan shall not exceed 500,000 shares of Stock in the aggregate. If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of shares of Stock as to which such expired or terminated Stock Option shall not have been exercised may again become available for the grant of Stock Options.

  There shall be no terms and conditions in a Stock Option which provide that the exercise of an Incentive Stock Option reduces the number of shares of Stock for which an outstanding Non-Qualified Stock Option may be exercised; and there shall be no terms and conditions in a Stock Option which provide that the exercise of a Non-Qualified Stock Option reduces the number of shares of Stock for which an outstanding Incentive Stock Option may be exercised.

  4. Administration of the Plan. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have authority to grant Stock Options under the Plan, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option Agreements, and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to the Plan shall be determined unilaterally by and at the sole discretion of the Board. Any determination, decision or action of the Board in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Grantees and all person(s) claiming under or through any Grantees. In addition, the Board shall have the authority to delegate any of its duties and responsibilities under the Plan to such committee(s) as it shall determine including any such delegation necessary for the Plan's compliance with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission, as amended ("Rule 16b-3") and Section 162(m) of the Code.

  5. Amendment or Termination. The Board may, at any time, alter, amend, suspend, discontinue, or terminate the Plan; provided, however, that such action shall not adversely affect the right of Grantees to Stock Options previously granted.

  6. Effective Date and Duration of the Plan. The Plan shall become effective on May 25, 1999, subject to the approval by the shareholders of the Corporation. The Plan shall terminate ten years from the date it becomes effective, and no Stock Option may be granted under the Plan thereafter, but such termination shall not affect any Stock Option theretofore granted.

II. Incentive Stock Option Provisions

  1. Granting of Incentive Stock Options.

    a. Only Employees of the Corporation or its Affiliates shall be eligible to receive Incentive Stock Options under the Plan.

    b. When granting an Incentive Stock Option, the Board shall determine the purchase price of the Stock subject thereto, provided, that the purchase price of each share of Stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted; and provided, further, that the purchase price of each share of Stock subject to an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted.

    c. No Incentive Stock Option shall be exercisable more than ten years from the date the Incentive Stock Option was granted; provided, however, that an Incentive Stock Option granted to a Ten Percent Shareholder shall not be exercisable more than five years from the date the Incentive Stock Option was granted.

    d. The Board shall determine and designate from time to time those Employees who are to be granted Incentive Stock Options and specify the number of shares subject to each Incentive Stock Option.

    e. Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year (under all such plans of the Corporation and its Affiliates) shall not exceed $100,000.

    f. The Board, in its sole discretion, shall determine whether any particular Incentive Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Incentive Stock Option is exercisable. Further, the Board may make such other provisions as may appear generally acceptable or desirable to the Board or necessary to qualify its grants under the provisions of Section 422 of the Code.

    g. The Board may grant at any time new Incentive Stock Options to an Employee who has previously received Incentive Stock Options or other options whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Incentive Stock Options. The purchase price of the new Incentive Stock Options may be established by the Board without regard to the existing Incentive Stock Options or other options.

    h. During any calendar year, no Employee may be granted Incentive Stock Options with respect to more than 200,000 shares of Stock.

  2. Exercise of Incentive Stock Options. The purchase price of Stock subject to an Incentive Stock Option shall be payable on exercise of the option in cash or by check, bank draft or postal or express money order. The Board, in its discretion, may permit a Grantee to make partial or full payment of the purchase price by the surrender of Stock owned by the Grantee prior to the date of exercise. Shares of Stock surrendered in payment of the purchase price as provided above shall be valued at the Fair Market Value thereof on the date of exercise. Surrender of such stock shall be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Board may determine.

  In the absence of any other action by the Board, all Incentive Stock Options shall become exercisable in equal installments over a period of four years calculated from the date of grant.

  3. Termination of Employment. Except as provided otherwise in the applicable Stock Option Agreement (in which case the provisions of the Stock Option Agreement shall control over the provisions of this paragraph 3):

    a. If a Grantee's employment is terminated, including termination by reason of retirement at or after age 65, or by reason of Disability (other than for Cause or voluntary termination prior to retirement at or after age 65 or death) only those Incentive Stock Options held by the Grantee which were immediately exercisable at the date of the termination of Grantee's employment shall be exercisable by the Grantee following the termination of Grantee's employment. Such Incentive Stock Options must be exercised within three months after such termination of employment (but in no event after expiration of the Option Period) or they shall be forfeited.

    b. If a Grantee's employment is terminated for Cause or if the Grantee shall have voluntarily terminated employment other than by retirement at or after age 65, all then outstanding Incentive Stock Options held by the Grantee shall expire immediately and such Incentive Stock Options shall not be exercisable after the date of the termination of Grantee's employment.

    c. If a Grantee's employment is terminated by death, only those Incentive Stock Options held by the Grantee which were immediately exercisable at the date of the Grantee's death shall be exercisable by the representative of the Grantee's estate or beneficiaries thereof to whom the Incentive Stock Options have been transferred. Such Incentive Stock Options must be exercised by the earlier of (i) three months from the date of the Grantee's death or (ii) the expiration of the Option Period, or they shall be forfeited.

    d. The Board may grant a leave of absence to any Grantee and, for purposes hereunder, such Grantee shall be deemed to be continued to be employed with the Corporation or its Affiliates during such leave of absence.

III. Non-Qualified Stock Option Provisions

1.Granting of Non-Qualified Stock Options.

    a. Employees and Consultants of the Corporation or its Affiliates shall be eligible to receive Non-Qualified Stock Options under the Plan.

    b. The Board shall determine and designate from time to time those Employees and Consultants who are to be granted Non-Qualified Stock Options and specify the number of shares subject to each Non-Qualified Stock Option.

    c. The Board may grant at any time new Non-Qualified Stock Options to an Employee or Consultant who has previously received Non-Qualified Stock Options or other options, whether such prior Non-Qualified Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Non-Qualified Stock Options.

    d. When granting a Non-Qualified Stock Option, the Board shall determine the purchase price of the Stock subject thereto.

    e. The Board, in its sole discretion, shall determine whether any particular Non-Qualified Stock Option shall become exercisable in one or more installments, specify the installment dates and, within the limitations herein provided, determine the total period during which the Non-Qualified Stock Option is exercisable. Further, the Board may make such other provisions as may appear generally acceptable or desirable to the Board.

    f. No Non-Qualified Stock Option shall be exercisable more than ten years from the date such option is granted.

    g. During any calendar year, no Employee may be granted Non- Qualified Stock Options with respect to more than 200,000 shares of Stock.

  2. Exercise of Non-Qualified Stock Options. The purchase price of Stock subject to a Non-Qualified Stock Option shall be payable on exercise of the option in cash or by check, bank draft or postal or express money order. The Board, in its discretion, may permit a Grantee to make partial or full payment of the purchase price by the surrender of Stock owned by the Grantee prior to the date of exercise. Shares of Stock surrendered in payment of the purchase price as provided above shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such to be evidenced by delivery of the certificates(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Board may determine.

  In the absence of any other action by the Board, all Non-Qualified Stock Options shall become exercisable in equal installments over a period of four years calculated from the date of grant.

  3. Termination of Employment. Except as provided otherwise in the applicable Stock Option Agreement (in which case the provisions of the Stock Option Agreement shall control over the provisions of this paragraph 3):

    a. If a Grantee's employment is terminated, including termination by reason of retirement at or after age 65 or by reason of Disability (other than for Cause or voluntary termination prior to retirement at or after age 65 or death), only those Non-Qualified Stock Options held by the Grantee which were immediately exercisable at the date of the termination of Grantee's employment shall be exercisable by the Grantee following the termination of Grantee's employment. Such Non-Qualified Stock Options must be exercised within three months after such termination of employment (but in no event after expiration of the Option Period) or they shall be forfeited.

    b. If a Grantee's employment is terminated for Cause or if the Grantee shall have voluntarily terminated employment other than by retirement at or after age 65, all then outstanding Non-Qualified Stock Options held by the Grantee shall expire immediately and such Non-Qualified Stock Options shall not be exercisable after the date of the termination of Grantee's employment.

    c. If a Grantee's employment is terminated by death, only those Non-Qualified Stock Options held by the Grantee which were immediately exercisable at the date of death shall be exercisable by the representative of the Grantee's estate or beneficiaries thereof to whom the Non-Qualified Stock Options have been transferred. Such Non-Qualified Stock Options must be exercised by the earlier of (i) three months from the date of the Grantee's death or (ii) the expiration of the Option Period, or they shall be forfeited.

    d. The Board may grant a leave of absence to any Grantee and, for purposes hereunder, such Grantee shall be deemed to continue to be employed for purposes of continuing such Grantee's employment with the Corporation or its Affiliates during such leave of absence.

  4. Termination of Consultancy. Except as provided otherwise in the applicable Stock Option Agreement (in which case the provisions of the Stock Option Agreement shall control over the provisions of this paragraph 4):

    a. If a Grantee's consulting engagement is terminated (other than for Cause or voluntary termination or death), only those Non-Qualified Stock Options held by the Grantee which were immediately exercisable at the date of termination of the Grantee's consulting engagement shall be exercisable by the Grantee following the termination of the Grantee's consulting engagement. Such Non-Qualified Stock Options must be exercised within three months after such termination of the Grantee's consulting engagement (but in no event after expiration of the Option Period) or they shall be forfeited.

    b. If a Grantee's consulting engagement is terminated for Cause or if the Grantee shall have voluntarily terminated his or her consulting engagement, all then outstanding Non-Qualified Stock Options held by the Grantee shall expire immediately and such Non-Qualified Stock Options shall not be exercisable after the date of termination of the Grantee's consulting engagement.

    c. If a Grantee's consulting engagement is terminated by death, only those Non-Qualified Stock Options immediately exercisable at the date of the Grantee's death shall be exercisable by the representative of the Grantee's estate or beneficiaries thereof to whom the Non-Qualified Stock Options have been transferred. Such Non-Qualified Stock Options must be exercised by the earlier of (i) three months from the date of the Grantee's death or (ii) the expiration of the Option Period, or they shall be forfeited.

IV. General Provisions

  1. Recapitalization Adjustments.

    a. In the event of any change in capitalization affecting the Stock, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Stock, the Board shall authorize and make such proportionate adjustments, if any, as the Board deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of Stock for which Stock Options in respect thereof may be granted under the Plan, the number of shares of Stock covered by each outstanding Stock Option, and the purchase price per share of Stock in respect of outstanding Stock Options.

    b. Any provision hereof to the contrary notwithstanding, in the event the Corporation is a party to a merger or other reorganization, outstanding Stock Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Stock Options by the surviving corporation or its parent, for their continuation by the Corporation (if the Corporation is a surviving corporation) for accelerated vesting and accelerated expiration or for settlement in cash.

  2. Change of Control. Notwithstanding anything to the contrary contained in the Plan or in any Stock Option Agreement, upon the occurrence of a Change of Control, all then outstanding Stock Options shall automatically become fully and immediately vested and exercisable.

  3. General.

    a. Each Stock Option shall be evidenced by a Stock Option Agreement.

    b. The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained as an Employee or Consultant of the Corporation, and all Employees and Consultants shall remain subject to discharge or removal to the same extent as if the Plan were not in effect.

    c. No Employee or Consultant, and no beneficiary or other person claiming under or through him, shall have any right, title or interest by reason of any Stock Option to any particular assets of the Corporation, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the exercise of any Stock Option.

    d. No Stock Option or right under the Plan shall or may be sold, exchanged, assigned, pledged, encumbered, or otherwise hypothecated or disposed of except by will or the laws of descent and distribution, and a Stock Option shall be exercisable during the Grantee's lifetime only by the Grantee or his conservator.

    e. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation's obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option, and the transferability of Stock acquired by exercise of a Stock Option, shall be subject to all of the following conditions:

      (1) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

      (2) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

      (3) Each stock certificate issued pursuant to a Stock Option shall bear such legends which the Corporation shall determine, in its absolute discretion, are necessary or advisable, or which in the opinion of counsel to the Corporation are required under applicable federal or state securities laws.

    f. All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Board, in its sole discretion, deems necessary to be withheld in order to comply with any applicable statutes or regulations with respect to a Stock Option or its exercise. In the event that such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment or settlement of any kind otherwise due to such person all or part of the amount required to be withheld. If the Board, in its sole discretion, permits shares of Stock to be used to satisfy any such tax withholding, such Stock shall be valued based upon the Fair Market Value of such Stock as of the date the tax withholding is required to be made, such date to be determined by the Board. The Corporation shall not be required to issue Stock until such obligations are satisfied.

    g. In the case of a grant of a Stock Option to any Employee or Consultant of an Affiliate of the Corporation, the Corporation may, if the Board so directs, issue or transfer the shares, if any, covered by the Stock Option to the Affiliate, for such lawful consideration as the Board may specify, upon the condition or understanding that the Affiliate will transfer the shares to the Employee or Consultant in accordance with the terms of the Stock Option specified by the Board pursuant to the provisions of the Plan.

    h. A Grantee entitled to Stock as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Corporation by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as otherwise provided herein. The Corporation shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.

    i. The grant or exercise of Stock Options granted under the Plan shall be subject to, and shall in all respects comply with, applicable Connecticut corporate law relating to such grant or exercise.

    j. Should the participation of any Employee or Consultant in the Plan be subject to Section 16 of the Securities Exchange Act of 1934 or any successor statute ("Section 16"), it is the express intent of the Corporation that, notwithstanding anything to the contrary contained in the Plan, the Plan and Stock Options granted under the Plan shall satisfy and be interpreted in a manner to achieve the result that the applicable requirements of Rule 16b-3 shall be satisfied with respect to such Employees and Consultants, with the result that such Employees and Consultants shall be entitled to the benefits of Rule 16b-3 or other applicable exemptive rules under Section 16. If any provision of the Plan or of any Stock Option would otherwise frustrate or conflict with the intent of the Corporation expressed in the immediately preceding sentence, to the extent possible, such provision shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, the provision shall, solely with respect to Employees and Consultants subject to Section 16, be deemed void.

    k. It is the express intent of the Corporation that, notwithstanding anything to the contrary contained in the Plan, the Plan and Stock Options granted under the Plan shall satisfy and be interpreted in a manner to achieve the result that Stock Options granted under the Plan shall constitute performance-based compensation within the meaning of Section 162(m) of the Code. If any provision of the Plan or of any Stock Option would otherwise frustrate or conflict with the intent of the Corporation expressed in the immediately preceding sentence, to the extent possible, such provision shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, the provision shall, solely with respect to Employees subject to Section 162(m) of the Code, be deemed void.

                        PLEASE DATE, SIGN AND MAIL YOUR

                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                    INFORMATION MANAGEMENT ASSOCIATES, INC.

                                 MAY 25, 1999

                Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.

                                     WITHHOLD
                           FOR       AUTHORITY
                         NOMINEE    FOR NOMINEE                                                               FOR  AGAINST  ABSTAIN

1. Election of             [ ]        [  ]      Nominee: Albert R. Subbloie, Jr.   2. Approval of 1999        [  ]    [  ]     [  ]
   director to the                                                                    Employee and Consultant Stock Option Plan
   Board of Directors
                                                                                   3. In the discretion of the previous, to transact
                                                                                      such other business as may properly come
                                                                                      before the meeting or any adjournments
                                                                                      thereof.

                                                                                   The Board of Directors recommends a vote FOR the
                                                                                   nominee for director and FOR proposal member
                                                                                   2. If no direction is given, this proxy will be
                                                                                   voted FOR the director in MENU 1 and  FOR MENU 2.


                                                                                                                   Change of [  ]
                                                                                                         Address or/comments
                                                                                                             on reverse side

                                                                                               I plan to  [  ]     I do not  [  ]
                                                                                                  attend            plan to
                                                                                                 meeting            attend
                                                                                                                    meeting

SIGNATURE(S)____________________________________________________________________________________________DATE___________________


Please sign exactly as your name appears herein. When shares are held by joint tenants, both should sign. When signing an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    INFORMATION MANAGEMENT ASSOCIATES, INC.

                        ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints Gary R. Martino, Albert R. Subbloie, Jr.
and Michael P. McGroarty, and each of them individually, as proxies, each with full power of substitution, to vote all of the shares of Common Stock, no par value per share, of Information Management Associates, Inc., which the undersigned would be entitled to vote if personally present at the Annual
Meeting of Shareholders to be held on May 25, 1999 at 10:00 a.m., local time, and at any adjournment thereof, upon the following matters set forth in the notice of such meeting.

                        (TO BE SIGNED ON REVERSE SIDE)